Exhibit 10.4

AMENDMENT TO PARTNERSHIP AGREEMENT

OF

LAUREL TECHNOLOGIES PARTNERSHIP

                THIS AMENDMENT TO PARTNERSHIP AGREEMENT (“Amendment”) dated as of August 3, 1999, by and between LAUREL TECHNOLOGIES, INC., now known as SUNBURST MANAGEMENT, INC., a Pennsylvania corporation (“Laurel”) and DRS SYSTEMS MANAGEMENT CORPORATION, a Delaware corporation (“DRS”).

RECITALS

A.            By way of a Partnership Agreement (“Partnership Agreement”) dated as of December 13, 1993, Laurel and DRS formed a Partnership for the Business and related activities necessary and appropriate to effect the Business.

B.            Pursuant to the Partnership Agreement, as of this date the Partnership Percentage Interest of DRS is 80% and the Partnership Percentage Interest of Laurel is 20%.

C.            The Partners seek to maximize the use and capacity of their facilities by undertaking activities and programs the income from which would not be allocated in accordance with the Partnership Percentage Interests.

D.            In order to expand their respective opportunities, Laurel and DRS wish to set forth their respective rights and obligations with respect to activities that would not be subject to the Partnership Percentage Interests set forth in the Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Laurel and DRS agree as follows:

ARTICLE I

DEFINITIONS

1.1           All capitalized terms not specifically defined in this Amendment shall have the meanings set forth in the Partnership Agreement.

1.2           When used in this Amendment, the following terms will have the meaning set forth below:

(a)           “Allocable Indirect Costs” shall mean (i) unallowable costs as currently defined by the Federal Acquisition Regulations and in accordance with the Partnership’s usual methodology and (ii) inter-company interest (if any).  DRS

Management Fees, Laurel Management Fees and royalties are not Allocable Indirect Costs.

(b)           “Cost” shall mean the sum of labor, material and other costs directly attributable to a program plus overhead and general and administrative costs allocated to such program in accordance with the Partnership’s usual methodology which complies with GAAP and FAR.

(b)           “DRS Affiliate” shall mean (i) any firm, partnership, corporation, trustee or other entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with DRS, excluding, however, the Partnership or any of its subsidiaries or controlled entities.

(c)           “DRS Allocated Programs” shall have the meaning set forth in paragraph 2.1.

(d)           “DRS Requested Programs” shall have the meaning set forth in paragraph 2.2.

(e)           “Indirect Costs” shall mean unallowable costs, interest expense (if any), DRS management fees, Laurel management fees, royalties, and inter-company interest.

(f)            “Net Income” shall mean Operating Income minus Indirect Costs.

(g)           “New Partnership Program” shall mean any new program that is acquired through the marketing efforts of the Partnership or DRS or a DRS Affiliate with the intent that the Partnership would perform the services.

(h)           “Operating Income” shall mean the revenue from a program minus Cost associated with such program and minus Allocable Indirect Costs.

(i)          “Partnership Program” shall mean all production programs obtained through the marketing efforts of the management of the Partnership.  All non-intercompany production programs currently being undertaken by the Partnership as of the date of this Amendment will be considered Partnership Programs.  Examples of such Partnership Programs are set forth in Exhibit “A”.

ARTICLE II

PRODUCTION PROGRAMS

2.1           DRS Allocated Programs

2.1.1        Should DRS desire that the Partnership undertake any new program to be performed by the Partnership (a) that is obtained solely through the marketing efforts of DRS or a DRS Affiliate and (b) that is not a Partnership Program or a New Partnership Program (a “DRS Allocated Program”), DRS shall submit a written notice (a “Notice”) to Laurel of its desire to do so at least seven (7) days prior to causing the Partnership to commence work on such program, which Notice shall be sufficiently detailed to describe the proposed program and the marketing efforts which led to such proposed program.  If, within seven (7) days after receipt of a Notice, Laurel does not deliver a written objection, which objection shall be limited to the designation of such program as a DRS Allocated Program (an “Objection”), it shall be so designated.  If, however, Laurel delivers a timely Objection to the designation of the program as a DRS Allocated Program, DRS, at its sole option, may (1) designate the program as a New Partnership Program to be completed by the Partnership, (2) determine that the program will not be undertaken by the Partnership or (3) refer the matter for dispute resolution as set forth in Section 4.3 of this Amendment; provided, however, that the Partnership shall not undertake the program pending resolution of the dispute.

2.1.2                        All Operating Income from a DRS Allocated Program shall be paid to DRS.

2.2           DRS Requested Programs

2.2.1        Should DRS desire that the Partnership use its excess capacity not otherwise needed to complete Partnership Programs or New Partnership Programs to subcontract to perform projects for programs not part of the Business (“DRS Requested Programs”), DRS shall submit a Notice to Laurel of its desire to do so at least seven (7) days prior to causing the Partnership to commence work on the program.  If, within seven (7) days after receipt of a Notice, Laurel does not deliver a written objection, which objection shall be limited to the designation of such program as a DRS Requested Program (an “Objection”), it shall be so designated.  If, however, Laurel delivers a timely Objection to the designation of the program as a DRS Requested Program, DRS, at its sole option, may (1) designate the program as a New Partnership Program to be completed by the Partnership, (2) determine that the program will not be undertaken by the Partnership, or (3) refer the matter for dispute resolution as set forth in Section 4.3 of this Amendment; provided, however, that the Partnership shall not undertake the program pending resolution of the dispute.

2.2.2        The price charged by the Partnership to the customer for DRS Requested Programs shall be Cost plus Allocable Indirect Costs.

ARTICLE III

ALLOCATION OF COSTS

                3.1           Allocable Indirect Costs shall be allocated to DRS Allocated Programs and DRS Requested Programs on the same basis that allowable general and administrative costs is allocated.

ARTICLE IV

MISCELLANEOUS

4.1           Effectiveness of Partnership Agreement.  Other than as specifically set forth in this Amendment, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

4.2           Consistency.  Procedures for accounting for direct and indirect costs incurred in connection with Partnership Programs, New Partnership Programs, DRS Requested Programs and DRS Allocated Programs shall be consistent.

4.3           Resolution of Disputes.  All disputes between the Partners arising out of, or relating to, the interpretation or performance pursuant to the terms of this Amendment, or any breach thereof, shall be resolved in accordance with the provisions of Article 9 of the Partnership Agreement.

4.4           Amendment.  This Amendment may not be amended, altered or modified except by written instrument, signed by all parties.

4.5           Headings.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Amendment.

4.6           Complete Agreement.  This Amendment and the Partnership Agreement constitute the complete and exclusive statement of the agreement between the Partners with respect to the subject matter hereof, and replaces and supersedes all prior agreements by and among the Partners.  This Amendment supersedes any and all prior written or oral statements and no representation, statement, or condition or warranty not contained in this Amendment or the Partnership Agreement shall be binding on the Partners or have any force or effect whatsoever.  Except as specifically modified herein, all of the terms and conditions contained in the Partnership Agreement shall remain in full force and effect.

4.7           Additional Documents and Acts.  In connection with this Amendment, as well as all transactions contemplated by this Amendment, each Partner agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Amendment, and all such transactions.

4.8           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Partners, and their respective distributees, successors and permitted assigns.

4.9           Counterparts.  This Amendment may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

DRS SYSTEMS MANAGEMENT CORPORATION

By:	/s/ Paul G. Casner

Print name:

Paul G. Casner, Jr.

	Print Title:	President

SUNBURST MANAGEMENT, INC.

By:	/s/ Kim Kunkle
	Print Name:	Kim Kunkle
	Print Title:	President

Exhibit “A”

(Partnership Programs)

1.               Northrop Grumman J-STARS

2.               Lockheed Martin Q-70

3.               Lockheed Martin JECCS

4.               United Defense

                — Bradley

                — BFIST

                — M88

                — FSCATT

                — Grizzly

                — Crusader

5.               Condor Systems

6.               Lockheed Martin — Manassas

7.               Boeing

8.               National Oceanic Atmospheric Administration

9.               Northrop Grumman Baltimore